                                                                 EXHIBIT 10.46.2



                            NEXTERA ENTERPRISES, INC.
                               ONE CRANBERRY HILL
                               LEXINGTON, MA 02421


                                                 As of November 14, 2000



Fleet National Bank
100 Federal Street
Boston, MA  02110

Bank of America
6610 Rockledge Drive, 6th Floor
Bethesda, MD  20817

     RE: SECOND AMENDMENT TO CREDIT AGREEMENT

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated December 30, 1999, as amended ("Credit Agreement") and all promissory notes, mortgages, guaranties, agreements, documents and instruments entered into by Nextera Enterprises, Inc. ("Borrower") and any other person or obligor pursuant thereto (collectively, the "Credit Documents") with or for the benefit of Fleet National Bank (f/k/a BankBoston, N.A.) and Bank of America, N.A. (Fleet National Bank and Bank of America together, "Lenders"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Credit Agreement. This Second Amendment to Credit Agreement is referred to as the "Second Amendment."

     Borrower has requested, among other things, that the Lenders amend certain provisions contained in the Credit Agreement and Lenders are willing to do so on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 16 below, the Credit Agreement is hereby amended as follows:

          (a) Section 1 of the Credit Agreement is hereby amended to add the following definitions in their appropriate alphabetical order:


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Fleet National Bank
Bank of America
As of November 14, 2000
Page 2


          "Second Amendment to Credit Agreement" means the Second Amendment to this Agreement dated as of November 14, 2000.

          "Second Amendment to Credit Agreement Effective Date" means the date on which all of the conditions precedent contained in Section 3 of the Second Amendment to Credit Agreement are satisfied.

          (b) Section 2.3.5 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

          "REIMBURSEMENT OF LETTER OF CREDIT DISBURSEMENT. At such time as a Letter of Credit Issuer makes any disbursement on a draft presented or accepted under a Letter of Credit ("Letter of Credit Disbursement") the Borrower shall pay to such Letter of Credit Issuer in immediately available funds the amount of such Letter of Credit Disbursement."

     2. Section 6.5 of the Credit Agreement is hereby amended to add the following Section 6.5.5 as follows:

          "CUMULATIVE CASH FLOW. Commencing with the week ending November 3, 2000 and continuing each week thereafter, Borrower shall maintain actual cumulative cash flow of not less than 10% of projected cumulative cash flow for such period. As used herein, "cumulative cash flow" refers to the Borrower's cash collections less cash disbursements, as set forth at Borrower's "Cash Forecast 8/21/00 - 12/31/00 (as of 10/11/00 1 p.m.)" and attached hereto as Schedule
          6.5.5 (the "Projections").

     3. FINANCIAL STATEMENTS AND OTHER DOCUMENTS. In addition to the other reports required by this Agreement, Borrower shall furnish or cause to be furnished to Lenders:

          (a) A weekly report, to be provided no later than the third Business Day of each week, which sets forth Borrower's actual cash flow activity for the prior week and a reconciliation of actual cash activity to projected cash activity for such week;

          (b) A weekly report, to be provided no later than the third Business Day of each week, setting forth Borrower's updated 13-week rolling cash activity projection; and

          (c) No later than each of December 15 and December 29, 2000, an updated backlog report.



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Fleet National Bank
Bank of America
As of November 14, 2000
Page 3



     4. CASH COLLATERAL FOR STANDBY LETTERS OF CREDIT. The Borrower shall deliver cash collateral as security for outstanding Letters of Credit as follows:

     (a) On or before December 15, 2000, Borrower shall deliver $2,400,000 in immediately available funds to the Letter of Credit Issuer to secure Borrower's reimbursement obligations with respect to that certain Letter of Credit issued for the account of Borrower in favor of ERG, Inc. in the amount of $2,400,000.

     (b) If Riggs & Company and EOP Limited Operating Partnership extend the maturity dates of their respective Letters of Credit, in the aggregate amount of $1,460,000, to March 15, 2001, then the Letter of Credit Issuer shall extend such Letters of Credit accordingly, without requiring cash collateral therefor; PROVIDED, HOWEVER, that if such extension does not occur on or before December 10, 2000, then on that date the Borrower shall deliver $1,460,000 in immediately available funds to the Letter of Credit Issuer to secure Borrower's reimbursement obligations with respect to those Letters of Credit or make other arrangements with respect to the same satisfactory to the Lenders in their discretion.

     5. BUSINESS PLAN. On or before November 24, 2000, Borrower shall deliver to the Lenders a comprehensive strategic and financial plan addressing items including the measures taken and to be taken to ensure positive earnings and cash flow during calendar year 2001, the re-capitalization and/or de-leveraging of Borrower's balance sheet, and restoration of Borrower's business and financial condition to that generally consistent with banking facilities such as that provided under the Credit Agreement.

     6. RATIFICATION OF CREDIT DOCUMENTS. Except as modified in this Second Amendment or in any other instruments or documents executed in connection herewith, (a) all terms and conditions of the Credit Documents shall remain in effect in accordance with their original tenor; and (b) nothing contained herein shall constitute a waiver by the Lenders or of any of the Lenders' rights and remedies (including, without limitation, any of Lenders' rights or remedies as to, or any obligations owing to Lenders of, any person who may be liable to Lenders on account of any of the obligations, whether or not such person is a party hereto), all of which rights and remedies are expressly reserved and not waived. Each agreement, covenant, representation and warranty of any obligors hereunder shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by obligors. In the event that there shall be any inconsistency between any provisions of this Second Amendment and a provision set forth in any other Credit Document, the provision most favorable to Lenders and most restrictive as to Borrower shall govern.

     7. RELEASE OF CLAIMS. Borrower hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which it has, may have, or might assert now or in the future against Lenders and/or their affiliates, participants, affiliates, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon,





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Fleet National Bank
Bank of America
As of November 14, 2000
Page 4



or communications with respect to the refinancing, restructuring or collection of any obligations; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Second Amendment, and the execution of this Second Amendment by Lenders, does not constitute an acknowledgment or admission by Lenders of liability for any matter, or a precedent upon which liability may be asserted.

     8. LIMITED WAIVERS.

          (a) CONSOLIDATED PRO FORMA DEBT TO CONSOLIDATED PRO FORMA EBITDA. Subject to satisfaction of the conditions precedent set forth in Section 16 below, Lenders hereby waive any Event of Default that occurred under
     Section 6.5.1 of the Credit Agreement as a result of Borrower's failure to maintain a ratio of Consolidated Total Debt to Consolidated Pro Forma EBITDA not in excess of 300% for the period ending September 30, 2000; Such waiver shall not apply to any other provision of the Credit Agreement, shall be limited precisely as written and shall only be effective from the effective date of the Second Amendment through January 1, 2001 (the "Limited Waiver Period"). The Lenders expressly reserve all rights and remedies available to them (a) after the end of the Limited Waiver Period, and (b) as a result of non-specified Defaults or Events of Defaults. Borrower expressly acknowledges and agrees that, upon the expiration of the Limited Waiver Period (and absent further waivers by Lender as to the foregoing covenant, which further waivers Lenders may grant or deny in their absolute discretion), Borrower shall at such time be in default of the Credit Agreement as to such covenant and Lenders shall have available to them, and be able to exercise, all of the rights and remedies accorded under the Credit Agreement including, without limitation, with respect to Defaults or Events of Default under Section 6.5.1 of the Credit Agreement.

          (b) CONSOLIDATED PRO FORMA EBITDA MINUS CAPITAL EXPENDITURES TO CONSOLIDATED PRO FORMA INTEREST EXPENSE. Subject to satisfaction of the conditions precedent set forth in Section 16 below, Lenders hereby waive any Event of Default that occurred under Section 6.5.2 of the Credit Agreement as a result of Borrower's failure to maintain a Consolidated Pro Forma EBITDA minus Capital Expenditures to Consolidated Pro Forma Interest Expense ratio equal to or in excess of 3.00 to 1.00 for the period ending September 30 Such waiver shall not apply to any other provision of the Credit Agreement, shall be limited precisely as written and shall only be effective during the Limited Waiver Period. The Lenders expressly reserve all rights and remedies available to them (a) after the end of the Limited Waiver Period, and (b) as a result of non-specified Defaults or Events of Defaults. Borrower expressly acknowledges and agrees that upon the expiration of the Limited Waiver Period (and absent further waivers by Lender as to the foregoing covenant, which further waivers Lenders may grant or deny in their absolute discretion), Borrower shall at such time be in default of the Credit Agreement as to such covenant and Lenders shall have available to them, and be able to exercise, all of the rights and remedies accorded under the Credit Agreement including, without limitation, with respect to Defaults or Events of Default under Section 6.5.2 of the Credit Agreement.


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Fleet National Bank
Bank of America
As of November 14, 2000
Page 5



     9. LIMITED WAIVER FEE. As additional consideration to enter into this Second Amendment, Borrower shall pay to the Lenders a fee of $200,000, which shall be earned immediately and paid in immediately available funds as follows:

          (a) $75,000 on or before November 15, 2000; and

          (b) $125,000 on or before December 29, 2000.

     10. ADDITIONAL EQUITY INVESTMENT. Borrower shall obtain investments in newly issued equity securities, subordinated debt or other securities of Borrower (resulting in receipt of cash by Borrower) (the "Required Equity Investment"), which securities may be subsequently exchanged, converted or restructured into other newly issued equity securities or other securities of Borrower (through documentation that is acceptable to the Lenders, which acceptance shall not be unreasonably withheld) that are subordinated in priority and payment to the Loans (on terms acceptable to the Lenders, which acceptance shall not be unreasonably withheld). Such Required Equity Investments shall be made as follows:

          (a) Knowledge Universe Capital Co. LLC hereby commits to make a Required Equity Investment of $10,000,000 of which:

               (i) $2,500,000 shall occur on or before December 15, 2000;

               (ii) $2,500,000 shall occur on or before January 15, 2001; and

               (iii) $5,000,000 shall occur on or before February 15, 2001.

          (b) On or before December 29, 2000, Borrowers shall deliver to the Lenders a unconditional, written business plan for issuance of an additional $20,000,000 Required Equity Investment, with a target closing date that is consistent with the Borrower's cash needs.

The commitment described in this Section 10 and the Required Equity Investment itself cannot be assigned without the prior written consent of the Lenders, which consent shall not be unreasonably withheld.

     11. JOINDER OF WHOLLY OWNED SUBSIDIARIES. Pursuant to Section 2.9 of the Guarantee and Security Agreement ("Guaranty and Security Agreement") dated as of

Fleet National Bank
Bank of America
As of November 14, 2000
Page 6


December 30, 1999 and Section 9.1 of the Subordination Agreement ("Subordination Agreement") dated as of December 30, 1999, each wholly owned subsidiary, including each entity listed on Schedule B attached hereto, shall promptly initiate all corporate or other proceedings and obtain all consents, approvals and authorizations ("Joinder Prerequisites") that are required to permit each Wholly Owned Subsidiary to join in and become a party (as fully as if the Wholly Owned Subsidiary had been an original signatory thereto) to (a) the Credit Agreement and any amendments thereto as a Borrower, (b) the Guarantee and Security Agreement as a Guarantor and Obligor thereunder and (c) the Subordination Agreement as Junior Creditor and Obligor thereunder (the agreements described in subsections (a), (b) and (c) are collectively referred to herein as the "Joined Agreements"). Effective as of the date on which all of the Joinder Prerequisites are satisfied (and in no event later than December 1, 2000), each Wholly Owned Subsidiary shall join in and become a party to the Joined Agreements; SUBJECT, HOWEVER, to the same conditions, limitations and qualifications listed in Section 2.9 of the Guaranty and Security Agreement, except that such conditions, limitations and qualifications shall apply to both existing and future Wholly Owned Subsidiaries. Each Borrower and each Wholly Owned Subsidiary shall also immediately pledge and deliver to the Lenders its stock certificates or other ownership interests as to each other business enterprise in which it has an interest and any other investment property; PROVIDED, HOWEVER, that in the event that such a pledge by any Borrower or any Wholly Owned Subsidiary is prohibited by any valid law, statute, rule or regulation or if a pledge of the stock of any Foreign Subsidiary would result in a deemed repatriation of foreign earnings under the Internal Revenue Code of 1986 (including the "deemed dividend" provisions of section 956), such pledge will be limited to the extent necessary to comply with such prohibition or to prevent such repatriation of foreign earnings.

     12. ACQUISITIONS AND INDEBTEDNESS. Notwithstanding sections 6.6 and 6.9 of the Credit Agreement or any other provision in any Credit Document, Borrower shall not during the Limited Waiver Period (a) incur any Indebtedness of the type described at the following Sections of the Credit Agreement: 6.6.1, 6.6.2, 6.6.6, 6.6.12 (and shall not, without limitation of the foregoing, request any Acquisition Loans); or (b) except with respect to any Investments arising from operation of Borrower's customary cash management systems (i.e., the so-called "sweep account"), acquire or otherwise enter into or obtain any new Investment of the type described at Section 6.9 of the Credit Agreement.

     13. CERTAIN OBLIGATIONS. Borrower hereby acknowledges and agrees that it shall not make any payments, including but not limited to regularly scheduled payments of principal, interest or other charges, on account of any subordinated debt, management fees to affiliates, dividends, bonus compensation to officers, including but not limited to special incentive bonuses, retention or other programs or charges, and whether or not such programs, bonuses or charges were previously announced, except for (i) bonus compensation not to exceed $400,000 pursuant to contractual commitments entered into prior to the effective date of this Second Amendment and (ii) other bonus compensation not to exceed $400,000 (collectively, "Certain Obligations") during the Limited Waiver Period. The Borrower further acknowledges and agrees that all Certain Obligations shall be and are expressly subordinated and junior in right of payment and exercise of remedies as set forth in the Credit Agreement.



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Fleet National Bank
Bank of America
As of November 14, 2000
Page 7



     14. KNOWLEDGE UNIVERSE CAPITAL CO. LLC. The undersigned Knowledge Universe Capital Co. LLC ("Junior Creditor") hereby acknowledges and agrees that it shall not take any action or assert any claim with respect to the Subordinated Indebtedness during the Limited Waiver Period; PROVIDED, HOWEVER that the Junior Creditor and the Borrower may restructure, exchange or convert Subordinated Indebtedness into any equity or debt securities of the Borrower that are subordinated in priority and payment to the Loans. Except as permitted in the foregoing sentence, the Junior Creditor shall not during the Limited Waiver Period assert, collect, or enforce the Subordinated Indebtedness or any part thereof or take any action to foreclose or realize on the Subordinated Indebtedness, and the Junior Creditor will hold in trust and immediately pay over to the Lenders in the same form of payment received, with appropriate endorsements, any payment that the Borrower makes to the Junior Creditor with respect to the Subordinated Indebtedness.

     15. CAPITAL EXPENDITURES. During the Limited Waiver Period, Borrower shall not make or incur Capital Expenditures in excess of $3,000,000.

     16. CONDITIONS PRECEDENT. Notwithstanding any other provision of this Second Amendment or any of the other Credit Documents, and without affecting in any manner the rights of Lenders under the other sections of this Second Amendment, this Second Amendment shall not be effective as to the Lenders unless and until each of the following conditions has been and continues to be satisfied:

          (a) DOCUMENTATION. The Lenders shall have received, in form and substance satisfactory to Lenders and their counsel, a duly executed copy of this Second Amendment, together with such additional documents, instruments and certificates as the Lenders and their counsel shall require in connection therewith, all in form and substance satisfactory to the Lenders and their counsel, including without limitation acknowledgement of obligations, releases of defenses and claims, waiver of jury trial, acknowledgement of default condition pending covenant test and such other provisions as deemed appropriate by Lenders' counsel.

          (b) PAYMENT OF EXPENSES. Payment of all accrued but unpaid interest and all accrued but unreimbursed expenses, fees and other charges incurred by Lenders through the closing date, including, without limitation, attorneys' fees and expenses (provided, however, that the Lenders acknowledge that they do not intend to incur consultants' fees in excess of $125,000 from October 1, 2000 through the end of the Limited Waiver Period, but reserve their right to do so in their discretion). Any consultant fees shall be supported by the name of the individual providing service, their respective billing rate, and the hourly fee by week.

          (c) NO DEFAULT. No Default or Event of Default shall exist except as previously disclosed and as consented to herein by the Lenders.

          (d) NO LITIGATION. Except as set forth on SCHEDULE A hereto and consented to by the Lenders, there is no litigation, arbitration, proceeding or investigation pending, or,


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Fleet National Bank
Bank of America
As of November 14, 2000
Page 8



     to the knowledge of Borrower's officers, threatened against Borrower that, if adversely determined would result in a material judgment not fully covered by insurance or that would otherwise have a material adverse effect on the assets, business or prospects of Borrower.

     17. LEASEHOLD. On or before December 1, 2000, Borrower shall deliver to the Lenders a fully executed (by all lessee(s) and lessor(s)) a collateral assignment of lease and landlord's acknowledgement and consent with respect to Borrower's Boston, Massachusetts facility, in form and substance satisfactory to the Lenders.

     18. INTELLECTUAL PROPERTY. Borrowers shall, on or before November 20, deliver to the Lenders an updated schedule of all intellectual property.

     19. REPRESENTATIONS AND WARRANTIES. To induce the Lenders to enter into this Second Amendment, Borrower warrants, represents and covenants to the Lenders that:

          (a) ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of the Borrower.

          (b) CORPORATE POWER AND AUTHORITY. Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Second Amendment and each of the Credit Documents to which it is a party. The execution, delivery and performance of this Second Amendment and each of the other Credit Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter or by-laws;
     (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which Borrower's Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than liens permitted under Section 6.8 of the Credit Agreement) upon or with respect to any of the properties now owned or hereafter acquired by Borrower.

          (c) LEGALLY ENFORCEABLE AGREEMENT. This Second Amendment and each of the other Credit Documents when delivered under this Second Amendment will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

Fleet National Bank
Bank of America
As of November 14, 2000
Page 9

          (d) NO MATERIAL ADVERSE CHANGE. Since the date of the last financial statements provided by the Borrower to the Lenders, there has been no Material Adverse Change in the condition, financial or otherwise, of Borrower as shown on the consolidated balance sheet as of such date and no change in the aggregate value of equipment and real property owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate would constitute a Material Adverse Change.

          (e) CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in the Credit Agreement and the other Credit Documents remains accurate, complete and not misleading in any material respect on the date of this Second Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Borrower's business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as the Lenders have consented to such changes or such changes are permitted by the Credit Agreement.

     20. ACKNOWLEDGEMENT OF OBLIGATIONS. Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Lenders under or in respect of the Credit Agreement and other Credit Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Credit Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all obligations.

     21. CONFIRMATION OF LIENS. Borrower acknowledges, confirms and agrees that the Credit Documents, as amended hereby, are effective to grant to Lenders duly perfected, valid and enforceable first priority security interests and liens in the collateral described therein and that the locations for such Collateral specified in the Credit Documents have not changed. Borrower further acknowledges and agrees that all obligations of Borrower are and shall be secured by all such collateral.

     22. MISCELLANEOUS. Except as set forth herein, the undersigned confirms and agrees that the Credit Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Second Amendment by Lenders shall not, except as specifically stated herein, be construed as a waiver by the Lenders of any Default or Event of Default under the Credit Documents. This Second Amendment, together with the Credit Agreement and other Credit Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Second Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. This Second Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Credit Documents" under and as defined in the Credit Agreement.

Fleet National Bank
Bank of America
As of November 14, 2000
Page 10



                Executed under seal on the date set forth above.

ATTEST:                                 NEXTERA ENTERPRISES, INC.



                                        By: /s/ Michael P. Muldowney
------------------------------             -----------------------------------
                                            Name: Michael P. Muldowney
                                            Title: Chief Financial Officer

Fleet National Bank
Bank of America
As of November 14, 2000
Page 11



Accepted in Boston, Massachusetts on November 14, 2000


FLEET NATIONAL BANK, as Lender

By: /s/ Michael F. O'Neill
   -----------------------------------------
   Name: Michael F. O'Neill
   Title: Senior Vice President



BANK OF AMERICA, as Lender

By: /s/ Michael R. Heredia
   -----------------------------------------
   Name: Michael R. Heredia
   Title: Managing Director

Fleet National Bank
Bank of America
As of November 14, 2000
Page 12



Accepted and Acknowledged by:


SIBSON AP LLC


By: /s/ Vincent Perro
    ---------------------------------
    Name: Vincent Perro
    Title: President

Fleet National Bank
Bank of America
As of November 14, 2000
Page 13




Accepted as to Sections 10, 13 and 14 hereof in Boston, Massachusetts on November 14, 2000


KNOWLEDGE UNIVERSE CAPITAL CO. LLC,
 AS JUNIOR CREDITOR


By: /s/ Stanley E. Maron
   ---------------------------------------
   Name: Stanley E. Maron
   Title: Secretary

Fleet National Bank
Bank of America
As of November 14, 2000
Page 15



                                   SCHEDULE A
                                  (Litigation)

     Two former employees of the Borrower whose employment with the Borrower was recently terminated have informed the Borrower of their belief that they are entitled to consideration from the Borrower with respect to claims they have made in connection with their employment. No formal legal actions have been filed to date to the Borrower's knowledge.

Fleet National Bank
Bank of America
As of November 14, 2000
Page 16




                                   SCHEDULE B
                 (Wholly Owned Subsidiaries Subject To Joinder)

                                  SIBSON AP LLC






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